Exhibit 32

                      Certification Pursuant to Title 18, United States Code, Section 1350

            The undersigned Chief Executive Officer and Chief Financial Officer certify that this Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:      May 25, 2006                               By:      /s/ Charles E. Ayers, Jr.
                                                                        Charles E. Ayers, Jr., President & Director
                                                                        (Chief Executive Officer and Chief Financial
                                                                        Officer)